EXHIBIT 4.2

PC UNIVERSE, INC.

SUBSCRIPTION AGREEMENT

INCLUDING INVESTMENT REPRESENTATIONS

The undersigned, ____________________________________, hereby invests a total amount of $_______________ as a subscription for the purchase of ______________ shares of common stock, $0.001 par value per share (the “Shares”), of PC Universe, Inc., a Nevada corporation (the “Company”), at a price of $____ per share. Unless otherwise agreed to by the Company, the undersigned herewith submits the undersigned’s check payable to “PC Universe, Inc.” in full payment for such Shares along with this Agreement.

1.

Certain Representations of the Subscriber. In connection with, and in consideration of, the sale of the Shares to the undersigned, the undersigned hereby represents and warrants to the Company and its officers, directors, employees, agents and stockholders as follows:

(a)     The undersigned has been given access to full and complete information regarding the Company and has utilized such access to his/her satisfaction for the purpose of obtaining information; and has either attended or been given reasonable opportunity to meet with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering of the Shares and to obtain any additional information necessary to verify the accuracy of information provided to the undersigned and does not desire further information.

(b)       The undersigned realizes that a purchase of the Shares represents a speculative investment involving a high degree of risk.

(c)      The undersigned can bear the economic risk of an investment in the Shares for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Shares, and can afford to hold the Shares indefinitely.

(d)     The undersigned realizes that there are significant restrictions on the transferability of the Shares, that the Shares have not been registered for sale under the Securities Act of 1933, as amended (the “Act”) or applicable state securities laws (the “State Laws”), and may be sold only pursuant to registration under the Act and State Laws or an opinion of counsel that such registration is not required.

(e)     The undersigned is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative whom such investor intends to use in connection with a decision as to whether to purchase the securities).

(f)     The undersigned recognizes that any investment in the Company involves substantial risk, and has evaluated and fully understands all risk in its decision to purchase the Shares hereunder, including, without limitation, the Risk Factors set forth on Exhibit A attached hereto.

(g)     The undersigned has completed the Investor Questionnaire, attached hereto as Exhibit B, and that all information contained therein is true and accurate in all material respects.

(h)     That all of the written information pertaining to the undersigned which the undersigned has heretofore furnished to the Company and all information pertaining to the undersigned which is set forth in this Agreement, is correct and complete as of the date hereof and, if there should be any material change in such information hereafter, the undersigned shall promptly furnish such revised or corrected information to the Company.

(i)     The undersigned otherwise meets any special suitability standards applicable to the undersigned’s state of residence.

2.

Investment Intent. The undersigned has been advised that the Shares have not been registered under the Act or the relevant State Laws but are being offered, and will be offered and sold pursuant to exemptions from the Act and State Laws, and that the Company’s reliance upon such exemptions is predicated in part on the undersigned’s representations contained herein. The undersigned represents and warrants that the securities are being purchased for the undersigned’s own account and for long term investment and without the intention of reselling or redistributing the securities, that the undersigned has made no agreement with others regarding any of the securities, and that the undersigned’s financial condition is such that it is not likely that it will be necessary for the undersigned to dispose of the securities in the foreseeable future. The undersigned is aware that (i) in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the liquidation or settlement of any loan obtained for the acquisition of the securities and for which the securities were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above and (ii) the transferability of the securities is restricted and (A) requires the written consent of the Company, and (B) will be further restricted by a legend placed on the certificate(s) representing the securities containing substantially the following language:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OT OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

The undersigned further represents and agrees that if, contrary to the undersigned’s foregoing intentions, the undersigned should later desire to dispose of or transfer the securities in any manner, the undersigned shall not do so without first obtaining (i) an opinion of counsel satisfactory to the Company that such proposed disposition or transfer may be made lawfully without the registration of such Securities pursuant to the Act and applicable State Laws, or (ii)

registration of such securities (it being expressly understood that the Company shall not have any obligation to register such securities ).

3.

Residence. The undersigned represents and warrants that the undersigned is a bona fide resident of (or if an entity is organized or incorporated under the laws of, and is domiciled in), the State (or Country if not in USA) of _______________________________ (INSERT NAME OF STATE OR COUNTRY) and that the securities are being purchased by the undersigned in the undersigned’s name solely for the undersigned’s own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.

PARAGRAPHS 4 AND 5 ARE REQUIRED IN CONNECTION WITH THE EXEMPTIONS FROM THE ACT AND STATE LAWS BEING RELIED ON BY THE COMPANY WITH RESPECT TO THE OFFER AND SALE OF THE SECURITIES. ALL OF SUCH INFORMATION WILL BE KEPT CONFIDENTIAL, AND WILL BE REVIEWED ONLY BY THE COMPANY AND ITS COUNSEL. The undersigned agrees to furnish any additional information, which the Company or its counsel deems necessary in order to verify the responses set forth below.

4.

Accredited Status. The undersigned represents and warrants as follows (CHECK IF APPLICABLE):

INDIVIDUALS - Check All That Apply

____

(a)

The undersigned is an individual with a net worth, or a joint net worth together with his/her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

____

(b)

The undersigned is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year; or

____

(c)

The undersigned is an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

____

(d)

The undersigned is a director or officer of PC Universe, Inc.

ENTITIES - Check All That Apply

____

(e)

The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above.

____

(f)

The undersigned is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act, which definition is set forth on Exhibit C attached hereto. This representation is based on the following (check one or more, as applicable):

____

(i)

The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

____

(ii)

The undersigned is an insurance company as defined in Section 2(13) of the Act.

____

(iii)

The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

____

(iv)

The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____

(v)

The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and either (check one or more, as applicable):

____

(a)

the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

____

(b)

the employee benefit plan has total assets in excess of $5,000,000; or

____

(c)

the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the 1933 Act.

____

(vi)

The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

____

(vii)

The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of purchasing the Shares and is one or more of the following (check one or more, as appropriate):

____

(a)

an organization described in Section 501(c)(3) of the Internal Revenue Code; or

____

(b)

a corporation; or

____

(c)

a Massachusetts or similar business trust; or

____

(d)

a partnership.

____

(viii)

The undersigned is a trust with total assets exceeding $5,000,000, which was not formed for the specific purpose of purchasing the Securities, whose purchase is directed by a person who has such knowledge and experience in financial and business matters and who is capable of evaluating the merits and risks of the investment in the Securities. (IF ONLY THIS RESPONSE IS CHECKED, please contact the Company to receive and complete an information statement before this subscription can be considered by the Company.)

5.

Entities. If the undersigned is an entity, the individual signing on behalf of such entity and the entity jointly and severally agree and certify that:

(a)

the undersigned was not organized for the specific purpose of acquiring the securities; and

(b)

this Agreement has been duly authorized by all necessary action on the part of the undersigned, has been duly executed by an authorized officer or representative of the undersigned and is a legal, valid, and binding obligation of the undersigned enforceable in accordance with its terms.

6.

Relationship to Securities Brokerage Firms. (PLEASE ANSWER EACH OF THE FOLLOWING QUESTIONS BY CHECKING THE APPROPRIATE RESPONSE.)

(a)

____ YES ____ NO: Are you a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by, a securities brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

(b)

____ YES ____ NO: Is your spouse, father, mother, father-in-law, mother-in-law, or any of your brothers, sisters, brothers-in-law, sisters-in-law or children, or any relative which you support, a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or engaged by, a securities brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

(c)

____ YES ____ NO: Does the Subscriber own voting securities of any securities brokerage firm? (IF YES, please contact the Company to provide additional information before your subscription can be considered.)

(d)

____ YES ____ NO: If the undersigned is an entity, is any director, officer, partner or 5% owner of the undersigned also a director, officer, partner, branch manager, registered representative, employee, shareholder of, or similarly related to or employed by a securities brokerage firm? (IF YES, please contact the Company to provide additional information before the Subscriber’s subscription can be considered.)

7.

Miscellaneous.

(a)

Manner in Which Title Is to Be Held: (check one)

_______

Individual Ownership

_______

Joint Tenant with Right of Survivorship

_______

Partnership

_______

Tenants in Common

_______

Corporation

________

Other ____________________________ (describe)

(b)

The undersigned agrees that the undersigned understands the meaning and legal consequences of the agreements, representations and warranties contained herein, agrees that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Shares, and further agrees to indemnify and hold harmless the Company, each current and future officer, director, employee, agent and shareholder from and against any and all loss, damage or liability due to, or arising out of, a breach of any agreement, representation or warranty of the undersigned contained herein.

(c)

This Agreement shall be construed and interpreted in accordance with the laws and courts of the State of Florida.

[Signature Page Follows]

INDIVIDUAL SUBSCRIBERS:
Signature

Name (Typed or Printed)

Signature (If more than one individual subscriber)

Name (Typed or Printed)

ENTITY SUBSCRIBERS:
Name of Entity

Signature

Name (Typed or Printed)

Title

ALL SUBSCRIBERS:
Street Address

City, State and Zip Code

Business Telephone Number

Fax Telephone Number

Tax I.D. # or Social Security Number

PC Universe, Inc. hereby acknowledges receipt from                       of such subscriber’s check in the amount of $                  , and accepts this subscription for $                    as of                  , 2007.

PC UNIVERSE, INC.

By:
Name:
Title:

EXHIBIT A

RISK FACTORS

RISKS RELATING TO OUR BUSINESS

We have Experienced Fluctuations in Sales and There is no Assurance That we Will Be Able to Maintain Profitable Operations.

Several factors have caused our sales and results of operations to fluctuate and we expect these fluctuations to continue indefinitely.  Causes of these fluctuations include:

•

changes in the economy;

•

evolution of the personal computer industry;

•

reduction of corporate investment in information technology products;

•

downward demand for hardware and software products;

•

increased competition;

•

fluctuations in postage, paper, shipping, and printing costs and in merchandise returns;

•

adverse weather conditions that affect response, distribution, or shipping;

•

changes and acceptance of new product;

•

reduced consumer demand for information technology products; and

•

negative changes in vendor distribution of products.

Our results also may vary based on our success of integrating acquisitions into our business, the impact of the costs of acquisitions and integration, and our ability to hire and retain sales representatives and other essential personnel. In addition, customer response rates for our marketing vehicles are subject to variations.

We are Exposed to Inventory Risks.

We are exposed to inventory risks as a result of the rapid technological changes that affect the market and pricing for the products we sell.  We seek to minimize our inventory exposure through a variety of inventory management procedures and policies, including vendor price protection and product return programs.  However, if there were unforeseen product developments that created more rapid obsolescence or if vendors were to change their terms and conditions, our inventory risks could increase.  We also periodically take advantage of cost savings associated with certain opportunistic bulk inventory purchases offered by our vendors.  These bulk purchases could increase our exposure to inventory obsolescence.

We Acquire Products for Resale from a Limited Number of Vendors. The Loss of Any One of These Vendors Could Have a Material Adverse Effect on Our Business.

We acquire products for resale both directly from manufacturers and indirectly through distributors and other sources. If we were unable to acquire adequate amounts of products from these sources, we could experience a short-term disruption in the availability of products, and such disruption could have a material adverse effect on our results of operations and cash flows.

Termination, Interruption, or Contraction of Relationships with Our Vendors, Including a Reduction in the Level of Trade Credit Provided to us, Could Have a material Adverse Effect on our Financial Position.

Some product manufacturers either do not permit us to sell the full line of their products or limit the number of product units available to direct marketers such as us. An element of our business strategy is to continue increasing our participation in first-to-market purchase opportunities. The availability of certain desired products, especially in the direct marketing channel, has been constrained in the past. We could experience a material adverse effect to our business if we are unable to source first-to-market purchase or similar opportunities, or if we face the reemergence of significant availability constraints.

Dependence on Manufacturers and Distributors.

Our success is highly dependent on manufacturers and distributors for their purchases of computer hardware and software.  We do not have complete control over manufacture/distributor product availability, pricing and shipping.  This lack of control can result in a negative affect on our profit margins and customer satisfaction.  We have been a key partner of major manufacturers and distributors in the industry for several years, and we continue to maintain close relationships with them.  However, no assurances can be given that we will be able to continue to maintain these relationships or to develop new ones.

We May Not be Able to Compete Successfully and Our Customers May not Continue to Purchase Our Products.

We face intense competition in the sale of our products. We compete with multiple companies in each our product lines.  We compete on the basis of a number of considerations, including, price, services, quality, product characteristics and the ability to supply customers in a timely manner.  Many of our competitors have financial and other resources that are substantially greater than ours and may be better able that us to withstand price competition.  Each of our product lines faces a different competitive landscape.  We may not be able to compete successfully with respect to any of the foregoing factors.  Competition could result in our products losing market share or our having to reduce our prices, either of which would have a material adverse effect on our business and results of operations and financial condition.

We Have a Substantial Portion of our Revenue and Trade Accounts Receivable Due From a Limited Number of Customers.

A substantial portion or our revenue and trade accounts receivable are due from a limited number of our customers.  We have had very good relationships with these customers for numerous years.  However, we may not be able to keep these customers.  A loss of these customers may have a material adverse effect on our business and results of operations.  No assurances can be given that we will be successful in continue to maintain these customers or that we will be able to replace any of these customers.

Risks Inherent in the Business.

The business model may be affected by factors beyond our control and is highly speculative. Factors which can negatively affect the success of our business model include but are not limited to, general economic conditions, government regulations, weather and seasonal changes, changing market conditions, any acts outside our control, including terrorism, acts of God and natural disasters.  There can be no assurance that we will be able to overcome any of these factors.

We Could Experience System Failures, Including Natural Disasters, which Would Interfere with our Ability to Process Orders.

We depend on the accuracy and proper use of our management information systems, including our telephone system. Many of our key functions depend on the quality and effective utilization of the information generated by our management information systems, including:

•

our ability to manage inventory and accounts receivable collection;

•

our ability to purchase, sell, and ship products efficiently and on a timely basis; and

•

our ability to maintain operations.

Our management information systems require continual upgrades to most effectively manage our operations and customer database. We are currently in the midst of a major upgrade to our sales processing system. Although we maintain some redundant systems, with full data backup, a substantial interruption in management information systems or in telephone communication systems, including those resulting from natural disasters as well as power loss, telecommunications failure, and similar events, would substantially hinder our ability to process customer orders and thus could have a material adverse effect on our business.

We Rely on the Continued Development of Electronic Commerce and Internet Infrastructure Development.

We have had an increasing level of sales made over the Internet in part because of the growing use and acceptance of the Internet by end users. No one can be certain that acceptance and use of the Internet will continue to develop or that a sufficiently broad base of consumers will adopt and continue to use the Internet and other online services as a medium of commerce. Sales of computer products over the Internet represent a significant and increasing portion of overall computer product sales. Growth of our Internet sales is dependent on potential customers using the Internet in addition to traditional means of commerce to purchase products. We cannot accurately predict the rate at which they will do so.

Our success in growing our Internet business will depend in large part upon the development of an infrastructure for providing Internet access and services. If the number of Internet users or their use of Internet resources continues to grow rapidly, such growth may overwhelm the existing Internet infrastructure. Our ability to increase the speed with which we provide services to customers and to increase the scope of such services ultimately is limited by, and reliant upon, the speed, reliability, and cost-effectiveness of the networks operated by third parties, and these networks may not continue to be developed or be available at prices consistent with our required business model.

Potential Liability for Information Displayed on Our Web Site may Require us to Defend Against Legal Claims, Which may Cause Significant Operational Expenditures.

We may be subject to claims for fraud,  copyright or trademark infringement or to claims based on other theories relating to the information on our web site.  These types of claims have been brought, sometimes successfully, against on line services in the past. We could also be subject  to claims based on the content that is accessible from our web site through links to other web sites.  Our insurance coverage may not adequately protect us against these claims.

Our Networks May be Vulnerable to Security Risks.

The secure transmission of confidential information over public networks in a critical element of our operations.  We have not experienced significant network security problems.  However, our networks may in the future be vulnerable to unauthorized access, computer viruses and other security problems.  Person who circumvent security measures could wrongfully use our confidential information or our client’s confidential information or cause interruptions or malfunctions in our operations.  We may be required to expend significant additional resources to protect against the threat of security breaches or to alleviate problems caused by any breaches.  We may not be able to implement security measures that will protect against all security risks.

We may Experience Potential Increases in Shipping, Paper, and Postage Costs, which May Adversely Affect our Business if We are not Able to Pass Such Increases on to our Customers.

Shipping costs are a significant expense in the operation of our business. Increases in postal or shipping rates and paper costs could significantly impact the cost of producing and mailing direct mail and shipping customer orders. Postage prices and shipping rates increase periodically, and we have no control over future increases. We generally invoice customers for shipping and handling charges. There can be no assurance that we will be able to pass on to our customers the full cost, including any future increases in the cost, of commercial delivery services such as FedEx and UPS.

We also incur substantial paper and postage costs related to our marketing activities, including producing and mailing our catalogs. Paper prices historically have been cyclical, and we have experienced substantial increases in the past. Significant increases in postal or shipping rates and paper costs could adversely impact our business, financial condition, and results of operations, particularly if we cannot pass on such increases to our customers or offset such increases by reducing other costs.

Privacy Concerns With Respect to List Development and Maintenance may Materially Adversely Affect our Business.

We mail marketing materials and send electronic messages to names in our proprietary customer database and to potential customers whose names we obtain from rented or exchanged mailing lists. World-wide public concern regarding personal privacy has subjected the rental and use of customer mailing lists and other customer information to increased scrutiny. Any domestic or foreign legislation enacted limiting or prohibiting these practices could negatively affect our business.

We are Dependent on Key Personnel.

Our future performance will depend to a significant extent upon the efforts and abilities of our senior executives. The competition for qualified management personnel in the computer products industry is very intense, and the loss of service of one or more of these persons could have an adverse effect on our business. Our success and plans for future growth will also depend on our ability to hire, train, and retain skilled personnel in all areas of our business, including sales account managers and technical support personnel. There can be no assurance that we will be able to attract, train, and retain sufficient qualified personnel to achieve our business objectives.

RISKS RELATING TO OUR INDUSTRY

We May Experience a Reduction in the Incentive Programs Offered by Vendors.

Some product manufacturers and distributors incentives such as supplier reimbursements, payment discounts, price protection, rebates, and other similar arrangements. The increasingly competitive computer hardware market has already resulted in the following:

•

reduction or elimination of some of these incentive programs;

•

more restrictive price protection and other terms; and

•

reduced advertising allowances and incentives, in some cases.

Many product suppliers provide Co-op advertising support, and in exchange, we feature their products in our marketing vehicles. This support significantly defrays our marketing production and media expense. In the past, we have experienced a decrease in the level of Co-op advertising support available to us from certain manufacturers. The level of Co-op advertising support we receive from some manufacturers may further decline in the future. Such a decline could decrease our gross margin and increase our SG&A expenses as a percentage of sales and have a material adverse effect on our cash flows.

Substantial Competition Could Reduce our Market Share and Significantly Harm our Financial Performance.

The market for information technology products and accessories is highly competitive. Our competition includes:

•

national direct marketers, such as CDW Corporation, PC Mall and Zones;

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value-added resellers;

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manufacturers, such as Dell, who sell directly to customers;

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computer superstores, such as CompUSA;

•

government resellers, such as GTSI;

•

consumer electronic and office supply superstores, such as Best Buy, Circuit City, Office Depot, Office Max and Staples;

•

corporate resellers; and

•

Web resellers, such as Amazon.com, Buy.com and Newegg.com.

Some of our hardware and software vendors have sold, and could intensify their efforts to sell, their products directly to customers.  In addition, some software manufacturers have developed, and may continue to develop, sales methods that directly provide customers with subscription-based software programs and packages.  If either of these trends becomes more prevalent, it could adversely affect our sales growth and profitability.

We believe that competition may increase in the future, which could require us to reduce prices, increase advertising expenditures or take other actions which may have an adverse effect on our operating results. Some of our competitors have reduced their prices in an attempt to stimulate sales.  Decreasing prices of information technology products and accessories resulting from competition and technological changes require us to sell a greater number of products to achieve the same level of net sales and gross profit. If this trend continues and we are unable to attract new customers and sell increased quantities of products, our sales growth and profitability could be adversely affected.

We cannot be certain that we can continue to compete effectively against our current or future competitors. If we encounter new competition or fail to compete effectively against our competitors, our business may be harmed.

We Face and Will Continue to Face Significant Price Competition.

Generally, pricing is very aggressive in the personal computer industry, and we expect pricing pressures to continue.  An increase in price competition could result in a reduction of our profit margins.  There can be no assurance that we will be able to offset the effects of price reductions with an increase in the number of customers, higher sales, cost reductions, or otherwise.

The Methods of Distributing Personal Computers and Related Products are Changing, and such Changes may Negatively Impact us and our Business.

The manner in which personal computers and related products are distributed and sold is changing, and new methods of distribution and sale, such as online shopping services, have emerged. Hardware and software manufacturers have sold, and may intensify their efforts to sell, their products directly to end users. From time to time, certain manufacturers have instituted programs for the direct sales of large order quantities of hardware and software to certain major corporate accounts. These types of programs may continue to be developed and used by various manufacturers. Some of our vendors currently sell some of their products directly to end users and have stated their intentions to increase the level of such direct sales. In addition, manufacturers may attempt to increase the volume of software products distributed electronically to end users. An increase in the volume of products sold through or used by consumers of any of these competitive programs or distributed electronically to end users could have a material adverse effect on our results of operations.

No Assurance of Future Profitability.

Our operating results are difficult to forecast.  External factors affecting our sales and operating results include:

•

purchasing cycles of commercial and public sector customers;

•

the level of corporate investment in new IT-related capital equipment;

•

industry announcements of new products or upgrades;

•

industry consolidation;

•

cost of compliance with new legal and regulatory requirements; and

•

general economic conditions.

We have taken a number of steps to reduce fixed costs, such as reducing redundant headcount. We intend to continue exploring additional means of cost reduction; but, there is no assurance that we will be able to continue to identify or achieve additional cost savings or to maintain profitability going forward.

No Assurance as to Sales Levels.

There is no assurance that we will sustain our current sales levels. Sales may decline for any number of reasons, such as:

•

a decline in corporate profits leading to a change in corporate investment in IT-related equipment;

•

increased competition;

•

more manufacturers going direct;

•

changes in customers’ buying habits;

•

the loss of significant customers;

•

changes in the selection of products available for resale; or

•

general economic conditions.

A decline in sales levels could adversely affect our business, financial condition, cash flows or results of operations.

Pressure on Margins.

The technology products and services industries continue to grow at above average growth rates.  However, there are considerable price pressures on computer hardware as the price for computer power continues to decline.  The Internet and more attractive pricing is fueling growth, however the dollar growth rates are slowing and gross profit margins are shrinking.   As a result, there is intense price competition and pressure on profit margins in the computer products industry. The barrier to entry in the computer reseller market is very low and the Internet has considerably increased the number of computer resellers.  In addition, an increasing number of manufacturers are providing their products direct to customers. Various other factors also may create downward pressure on our gross margins, such as shifts in vendor programs and an increasing proportion of sales to enterprise, public sector or other competitive bid accounts on which margins could be lower. We have been able to grow revenues and maximize profit margins through our proprietary Active Sourcing system, negotiation, and a wide array of technology services including break-fix, configuration, integration, networking, maintenance, technical consulting, managed services and VoIP.  If we are unable to continue to maintain or improve gross margins in the future, our business, financial condition, or results of operations would be adversely effected.

State Tax Uncertainties.

We collect and remit sales and use taxes in states in which we have voluntarily registered and/or has a physical presence. Various states have sought to require the collection of state and local sales taxes on products shipped to the taxing jurisdiction’s residents by DMRs.  Many states aggressively pursue out of state businesses, and legislation that would expand the ability of states to impose sales tax collection obligations on out of state businesses has been introduced in Congress on many occasions. A change in the law could require us to collect sales taxes or similar taxes on sales in states in which have no presence and could potentially subject us to a liability for prior year sales, either of which could have a material adverse effect on our business, financial condition, and results of operations.

RISKS RELATING TO THE OFFERING

You Have no Discretion in How the Proceeds of Your Purchase Will be Used.

Your money will be used for general working capital purposes and potential acquisition candidates, which we may not have yet identified. Accordingly, investors will not have an opportunity to review and evaluate the investment opportunities prior to funding by the Company, and may not agree with how we use the proceeds derived from the sale of Shares pursuant to this Subscription Agreement. The investors will have no discretion in how the proceeds are used.  There can be no assurance that the proceeds derived from the sale of Shares pursuant to this Subscription Agreement will be used exactly in the manner described as we have complete discretion over the use of the funds.

No Minimum Offering.

The Shares are being offered for sale on a best efforts basis without a minimum subscription requirement. Without a minimum subscription requirement, there can be no assurance that of how many Shares offered hereunder will be sold. Not requiring a minimum subscription could negatively affect our ability to diversify our projects.  In such event, our returns to investors may be negatively impacted.

Restrictions on Transferability and Lack of Public Market.

The Shares are subject to significant restrictions on transferability and resale and may not be transferred or resold except as permitted under this Agreement or the Securities Act of 1933 (the “1933 Act”), as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom.  Additionally, the Shares are not registered under the Securities Act or qualified under the blue-sky laws of any state or jurisdiction, nor do we have any current intention to seek registration.  Currently there is no ready market for the Shares, as a result, any investor should assume the Shares are illiquid.

Need for Additional Financing.

Our financial success may depend on our ability to raise significant additional capital.  There can be no assurance that additional financing will be available or, if available, that it would be obtainable on acceptable terms, or if obtained, that such additional financing will not be dilutive to investors who purchase Shares pursuant to this Subscription Agreement. There can be no assurance that we will be successful in raising additional capital, or that if we do raise additional capital it will be on terms and conditions favorable to our shareholders.

Determination of Offering Price.

The offering price for the Shares has been determined solely by the Company.  The determination of the offering price was arbitrary and bears no inherent relationship to the Company’s assets, book value, net income or any other recognized measure of value.  The offering price does not necessarily indicate the current value of the Shares offered hereby and should not be regarded as an indicator of any future market performance thereof.

Dilution.

Purchasers of the Shares offered hereby will experience immediate dilution in the net tangible book value of their Shares.  Further, additional infusions of capital may have a dilutive effect on the book value of outstanding securities, including Shares purchased pursuant to this Subscription Agreement, and shares issued in any subsequent financing.

We Have not Paid, and Do Not Anticipate Paying for the Foreseeable Future, Dividends on our Common Stock.

We have not paid, and do not anticipate paying for the foreseeable future, any dividends on our common stock. We intend to retain future earnings, if any, for use in the operation and expansion of our business and payment of our outstanding debt.

Illiquidity of Investments.

It is anticipated that any acquisition will be relatively illiquid, our ability to promptly cash out of any investment in response to changing market, economic, financial or other investment conditions is very limited.  These factors could materially impede our ability to respond to adverse events which could materially effect our results and operations in an adverse manner; thereby negatively impacting any rate of return to the investors.

RISK ASSOCIATED WITH RETIREMENT PLANS.

An Investment in the Company may not Qualify as an Appropriate Investment Under Retirement Plans.

There are special considerations that apply to pension or profit sharing trusts or IRA’s investing in the securities of a Company and thus you should consult with your financial and retirement plan advisors prior to investing any money from your retirement plan.  If you are investing the assets of a Pension, Profit Sharing, 401K, Keogh, or other qualified Retirement Plan, or the assets of an IRA in this Company, you could incur liability or subject the plan to taxation if:

•

Your investment is not consistent with your fiduciary obligations under ERISA under the Internal Revenue Code.

•

Your investment is not made in accordance with the documents and instruments governing your plan or IRA, including your plans investment policy.

•

Your investment does not satisfy the prudence and diversification requirements of Section 40 (a) (1)(B) and 404 (A) (1)(C) of ERISA.

•

Your investment impairs the liquidity of the plan.

•

Your investment produces “unrelated business taxable income” for the plan or IRA.

•

You will not be able to value the assets of the plan annually in accordance with ERISA requirements.

•

Your investment cost to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

EXHIBIT B

INVESTOR QUESTIONNAIRES

INDIVIDUAL INVESTOR QUESTIONNAIRE

Investor Name:

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned Investor's subscription to purchase the Common Stock described in the Securities Purchase Agreement may be accepted.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY.  The undersigned Investor understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer to purchase the Common Stock is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or “blue sky” laws.  Further, the undersigned Investor understands that the offering may be required to be reported to the Securities and Exchange Commission and to various state securities and “blue sky” regulators.

Please answer all questions.  If the answer is “none” or “not applicable,” please so state.

INFORMATION REQUIRED OF EACH PROSPECTIVE INVESTOR:

1. Name:	Age:

Social Security Number:	No. of Dependents:

Marital Status:	Citizenship:

2. Residence Address and Telephone Number:

3. State in which you:

Are licensed to drive?

Are registered to vote?

File income tax returns?

4. Employer and Position:

5. Business Address and Telephone Number:

6. School	Degree	Year Received

7. (a)	Individual income during 2006:	$50,000 - $100,000
	(exclusive of spouse's	$100,000 - $200,000
	income)	over $200,000

(b)	Individual income during 2007:	$50,000 - $100,000
	(exclusive of spouse's	$100,000 - $200,000
	income)	over $200,000

(c)	Estimated income during 2007:	$50,000 - $100,000
	(exclusive of spouse's	$100,000 - $200,000
	income)	over $200,000

(d)	Joint income, with spouse,	$100,000 - $300,000
	during 2006	over $300,000

(e)	Joint income, with spouse,	$100,000 - $300,000
	during 2007	over $300,000

(f)	Estimated joint income,	$100,000 - $300,000
	with spouse, for 2007	over $300,000

8.	Estimated net worth	under $1,000,000
	(may include joint net	over $1,000,000
worth with spouse)

9.

Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition? Yes        No        If yes, please provide details:

10.

I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the various securities laws and regulations:  Yes ____   No ____

11.

 Iunderstand the full nature and risk of an investment in the Common Stock, and I can afford the complete loss of my entire investment.   Yes ____   No ____

12.

I am able to bear the economic risk of an investment in the Common Stock for an indefinite period of time and understand that an investment in the Common Stock is illiquid.  Yes ____   No ____

13.

I further understand that I will be required to agree not to dispose of the Common Stock except in compliance with other conditions contained in the accompanying Securities Purchase Agreement.  Yes ____   No ____

14.

Have you participated in other private placements of securities?

    Yes ____      No ____

I understand that the Company will be relying on the accuracy and completeness of my responses to the foregoing questions and I represent and warrant to the Company as follows:

•

The answers to the above questions are complete and correct and may be relied upon by the Company whether the offering in which I propose to participate is exempt from registration under the Act and the securities laws of certain states;

•

I will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by me of an interest in the Company; and

•

I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment; I am able to bear the economic risk of the investment and currently could afford a complete loss of such investment.

 [Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Investor Questionnaire this ________ __, 2007 and declare that it is truthful and correct to the best of my knowledge.

Signature of Prospective Investor

Signature of Prospective Investor

CORPORATION INVESTOR QUESTIONNAIRE

Investor Name:                                                            (the “Corporation”)

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned Corporation's subscription to purchase the Common Stock described in the Securities Purchase Agreement may be accepted.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY.  The undersigned Corporation understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer to purchase the Common Stock is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or “blue sky” laws.  Further, the undersigned Corporation understands that the offering may be required to be reported to the Securities and Exchange Commission and to various state securities and “blue sky” regulators.

I.

PLEASE CHECK ANY OF STATEMENTS 1-4 BELOW THAT APPLIES TO THE CORPORATION.

___ 1.

The undersigned Corporation: (a) has total assets in excess of $_________; and (b) was not formed for the specific purpose to purchase the Shares.

___ 2.

Each of the stockholders of the undersigned Corporation is able to certify that such stockholder meets at least one of the following two conditions:

a.

the stockholder is a natural person whose individual net worth(1) or joint net worth with his/her spouse exceeds $_________; or

b.

the stockholder is a natural person who had an individual income in excess of $_______ in each of 2005 and 2006 and who reasonably expects an individual income in excess of $_______ in 2007.

___ 3.

Each of the stockholders of the undersigned Corporation is able to certify that such stockholder is a natural person who, together with his/her spouse, has had a joint income in excess of $_______ in each of 2005 and 2006 and who reasonably expects a joint income in excess of $_______ during 2007.

———————

(1) For purposes of this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

___ 4.

The undersigned Corporation is:

a.

a bank as defined in Section 3(a)(2) of the Securities Act; or

b.

a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

c.

a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; or

d.

an insurance company as defined in Section 2(13) of the Securities Act; or

e.

an investment company registered under the Investment Company Act of 1940, as amended, or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended; or

f.

a small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended; or

g.

an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust or Company not formed for the specific purpose to purchase the Common Stock offered hereby, with total assets in excess of $_________; or

h.

a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

IF YOU CHECKED STATEMENT 2 OR STATEMENT 3 IN SECTION I AND DID NOT CHECK STATEMENT 1, YOU MUST PROVIDE A LETTER SIGNED BY AN OFFICER OF THE UNDERSIGNED CORPORATION LISTING THE NAME OF EACH STOCKHOLDER AND THE REASON (UNDER STATEMENT 2 OR STATEMENT 3) WHY SUCH STOCKHOLDER QUALIFIES AS AN ACCREDITED INVESTOR (ON THE BASIS OF NET WORTH, INDIVIDUAL INCOME, OR JOINT INCOME) OR EACH STOCKHOLDER MUST PHOTOCOPY AND COMPLETE SECTION II BELOW.

II.

IF YOU CHECKED STATEMENT 2 OR STATEMENT 3 IN SECTION I ABOVE, EACH STOCKHOLDER MUST CHECK ANY OF THE STATEMENTS 1-5 BELOW THAT APPLIES TO SUCH STOCKHOLDER AND SIGN BELOW WHERE INDICATED.

___ 1.

I have an individual net worth or joint net worth with my spouse in excess of $_________.

___ 2.

I have had an individual income in excess of $_______ in each of 2005 and 2006, and I reasonably expect an individual income in excess of $_______ for 2007.  NOTE: IF YOU ARE BUYING JOINTLY WITH YOUR SPOUSE, YOU MUST EACH HAVE AN INDIVIDUAL INCOME IN EXCESS OF $200,000 IN EACH OF THESE YEARS IN ORDER TO CHECK THIS BOX.

___ 3.

My spouse and I have had a joint income in excess of $_______ in each of 2005 and 2006, and I reasonably expect a joint income in excess of $_______ for 2007.

___ 4.

I am a Massachusetts resident, and my purchase of the Common Stock does not exceed 25% of my net worth or, if I am married, 25% of the combined net worth of my spouse and me, excluding principal residence and home furnishings.

___ 5.

I am a director or executive officer of the Corporation.

Print Name of Shareholder(s)	Signature of Shareholder(s)

III.

OTHER CERTIFICATIONS.

By signing the Signature Page, the undersigned certifies the following:

(a)

that the Corporation's purchase of the Common Stock will be solely for the Corporation's own account and not for the account of any other person or entity; and

(b)

that the Corporation's name, address of principal place of business, place of incorporation, and taxpayer identification number as set forth in this Questionnaire are true, correct, and complete.

IV.

GENERAL INFORMATION.

1.

PROSPECTIVE PURCHASER (THE CORPORATION)

Name:

Principal Place of Business:

(Number and Street)

Address for Correspondence (if different):

(Number and Street)

Telephone Number:  (_____)

State of Incorporation:                                Date of Formation:

Taxpayer Identification Number:

Number of Stockholders:

2.

INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE CORPORATION

Name:

Position or Title:

3.

IF SECTION II HAS BEEN COMPLETED, NAMES OF INDIVIDUAL STOCKHOLDERS

Name(s) of Stockholders:

Name(s) of Stockholders:

[Signature Page Follows]

The undersigned understands that the Company is relying upon the representations set forth above in determining whether to accept the subscription being tendered.

Name of Corporation

By:
*Signature of Authorized Officer

Title (If Signed on Behalf of Entity)

Print Name

Date

*

Signature must match signatory to attached Subscription Agreement.

PARTNERSHIP INVESTOR QUESTIONNAIRE

Investor Name:                                                             (the “Partnership”)

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned Partnership’s subscription to purchase the Common Stock described in the Company’s Securities Purchase Agreement may be accepted.

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY.  The undersigned Partnership understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer to purchase the Common Stock is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or “blue sky” laws.  Further, the undersigned Partnership understands that the offering may be required to be reported to the Securities and Exchange Commission and to various state securities and “blue sky” regulators.

I.

PLEASE CHECK ANY OF STATEMENTS 1-3 BELOW THAT APPLIES TO THE PARTNERSHIP.

___ 1.

The undersigned Partnership: (a) has total assets in excess of $_________; and (b) was not formed for the specific purpose to purchase the Common Stock.

___ 2.

Each of the partners of the undersigned Partnership is able to certify that such partner meets at least one of the following two conditions:

a.

the partner is a natural person whose individual net worth(2) or joint net worth with his/her spouse exceeds $_________; or

b.

the partner is a natural person who had an individual income in excess of $_______ in each of 2005 and 2006 and who reasonably expects an individual income in excess of $_______ in 2007.

___ 3.

Each of the partners of the undersigned Partnership is able to certify that such partner is a natural person who, together with his/her spouse, has had a joint income in excess of $_______ in each of 2005 and 2006 and who reasonably expects a joint income in excess of $_______ during 2007.

———————

(2) For purposes of this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partnership, deductions claimed for depletion, contributions to IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

IF YOU CHECKED STATEMENT 2 OR STATEMENT 3 IN SECTION I AND DID NOT CHECK STATEMENT 1, YOU MUST PROVIDE A LETTER SIGNED BY AN OFFICER, PARTNER OR GENERAL PARTNER OF THE UNDERSIGNED PARTNERSHIP LISTING THE NAME OF EACH PARTNER AND THE REASON (UNDER STATEMENT 2 OR STATEMENT 3) WHY SUCH PARTNER QUALIFIES AS AN ACCREDITED INVESTOR (ON THE BASIS OF NET WORTH, INDIVIDUAL INCOME, OR JOINT INCOME) OR EACH PARTNER MUST PHOTOCOPY AND COMPLETE SECTION II BELOW.

II.

IF YOU CHECKED STATEMENT 2 OR STATEMENT 3 IN SECTION I ABOVE, EACH PARTNER MUST CHECK ANY OF THE STATEMENTS 1-5 BELOW THAT APPLIES TO SUCH PARTNER AND SIGN BELOW WHERE INDICATED.

___ 1.

I have an individual net worth or joint net worth with my spouse in excess of $_________.

___ 2.

I have had an individual income in excess of $_______ in each of 2005 and 2006, and I reasonably expect an individual income in excess of $_______ for 2007.

___ 3.

My spouse and I have had a joint income in excess of $_______ in each of 2005 and 2006, and I reasonably expect a joint income in excess of $_______ for 2007.

___ 4.

I am a Massachusetts resident, and my purchase of the Common Stock does not exceed 25% of my net worth or, if I am married, 25% of the combined net worth of my spouse and me, excluding principal residence and home furnishings.

___ 5.

I am a director, manager or executive officer of the Partnership.

Print Name of Partner(s)	Signature of Partner(s)

Print Name of Partner(s)	Signature of Partner(s)

Print Name of Partner(s)	Signature of Partner(s)

III.

OTHER CERTIFICATIONS.

By signing the Signature Page, the undersigned certifies the following:

1.

that the Partnership's purchase of the Common Stock will be solely for the Partnership's own account and not for the account of any other person or entity; and

2.

that the Partnership's name, address of principal place of business, place of incorporation, and taxpayer identification number as set forth in this Questionnaire are true, correct, and complete.

IV.

GENERAL INFORMATION.

1.

PROSPECTIVE PURCHASER (THE PARTNERSHIP)

Name:

Principal Place of Business:

(Number and Street)

Address for Correspondence (if different):

(Number and Street)

Telephone Number:  (        )

State of Incorporation:                                    Date of Formation:

Taxpayer Identification Number:

Number of Partners:

2.

INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE PARTNERSHIP

Name:

Position or Title:

3.

IF SECTION II HAS BEEN COMPLETED, NAMES OF INDIVIDUAL PARTNERS

Name(s) of Partners:

Name(s) of Partners:

4.

IF SECTION II HAS BEEN COMPLETED, THE FOLLOWING INFORMATION FOR EACH INDIVIDUAL PARTNERS

(a)

Are you involved in any litigation, which, if an adverse decision occurred, would materially affect your financial condition?   Yes         No         If yes, please provide details:

(b)

I consider myself to be an experienced and sophisticated investor or am advised by a qualified investment advisor, all as required under the various securities laws and regulations:  Yes ____   No ____

(c)

I understand the full nature and risk of an investment in the Common Stock, and I can afford the complete loss of my entire investment.   Yes ____   No ____

(d)

I am able to bear the economic risk of an investment in the Common Stock for an indefinite period of time and understand that an investment in the Common Stock is illiquid.  Yes ____   No ____

(e)

I further understand that I will be required to agree not to dispose of the Common Stock except in compliance with other conditions contained in the accompanying Securities Purchase Agreement.  Yes ____   No ____

(f)

Have you participated in other private placements of securities?   Yes ____   No ____

[Signature Page Follows]

The undersigned understands that the Company is relying upon the representations set forth above in determining whether to accept the subscription being tendered.

Name of Partnership

By:
Name:
Its:

EXHIBIT C

ACCREDITED INVESTOR

An Accredited Investor is one who meets one of the following criteria:

1.

An individual whose net worth or joint net worth (i.e., total assets in excess of total liabilities) with a spouse (including homes, furnishings, etc.) exceeds $1,000,000.

2.

An individual who had gross income in excess of $200,000 during the past two years and expects the same in the current tax year.

3.

An individual whose joint gross income with a spouse exceeded $300,000 in 2005 and 2006 and expects the same in 2007.

4.

A corporation, Company, trust or other business entity, which has total assets in excess of $5,000,000 and which has not been formed for the specific purpose of acquiring the Shares offered hereby.

5.

A corporation, Company, trust or other business entity that does not qualify as an “Accredited Investor” under the Securities Act of 1933, Rule 501(a)(1) but whose individual owners are Accredited Investors; in other words, their individual owners meet the Accredited Investor criteria of numbers 1, 2 or 3 above.